EuroSite Power Inc.
Form 424B3 filed on November 16, 2012

PROSPECTUS SUPPLEMENT No. 1	Filed Pursuant to Rule 424(b)(3)
(to prospectus dated November 15, 2012)	Registration No. 333-182620

15,000,000 Shares of Common Stock
Warrants to Purchase 15,000,000 Shares of Common Stock

This prospectus supplement No. 1 supplements the prospectus dated November 15, 2012.

On November 14, 2012, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. This prospectus supplement No. 1 is being filed to update, amend and supplement the information included in the prospectus with the information contained in the Quarterly Report on Form 10-Q. Accordingly, we have attached the Quarterly Report to this prospectus supplement No. 1.

You should read this supplement in conjunction with the prospectus, which is to be delivered with this prospectus supplement No. 1. If there is any inconsistency between the information in the prospectus and this prospectus supplement No. 1, you should rely on the information in this prospectus supplement No. 1.

Our common stock is currently quoted on the OTCQB tier of the OTC Markets under the ticker symbol “EUSP”.

We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of the prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is November 16, 2012.